                                                                     EXHIBIT 4.3

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                         DENNISON MANUFACTURING COMPANY

                                      AND

                               FIRST CHICAGO S.A.

                                        Warrant Agent


                       _________________________________

                               WARRANT AGREEMENT

                         Dated as of February 27, 1985

                       _________________________________



                         Common Stock Purchase Warrants
                           Expiring February 21, 1997


-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                                                                         PAGE
                                                                                         ----
SECTION 1.             Appointment of Warrant Agent....................................    2

SECTION 2.             Number of Warrants..............................................    2

SECTION 3.             Form of Warrant Certificates....................................    2

SECTION 4.             Execution of Warrant Certificates...............................    2

SECTION 5.             Bearer Form.....................................................    2

SECTION 6.             Warrant Agent Offices; Exchanges................................    3

SECTION 7.             No Separate Transfers until Unit Separation Date................    3

SECTION 8.             Duration and Exercise of Warrants...............................    3

SECTION 9.             Acquisition of Warrants by the Company; Cancellation
                       of Warrants.....................................................    4

SECTION 10.            Payment of Taxes................................................    5

SECTION 11.            Mutilated or Missing Warrant Certificates.......................    5

SECTION 12.            Reservation of Shares...........................................    5

SECTION 13.            Obtaining of Governmental Approvals; Stock Exchange Listing.....    6

SECTION 14.            Adjustment of Exercise Price and Number of Shares Purchasable...    6

SECTION 15.            Fractional Shares...............................................   11

SECTION 16.            Rights Upon Consolidation, Merger, Sale, Transfer or
                       Reclassification................................................   11

SECTION 17.            Merger, Consolidation or Change of Name of Warrant Agent........   12

SECTION 18.            Warrant Agent...................................................   12

SECTION 19.            Change of Warrant Agent.........................................   14

SECTION 20.            Warrantholder Not Deemed a Shareholder..........................   15

                                                                                         PAGE
                                                                                         ----
SECTION 21.           Notices to Company and Warrant Agent.............................   15

SECTION 22.            Supplements and Amendments......................................   16

SECTION 23.            Successors......................................................   16

SECTION 24.            Termination.....................................................   16

SECTION 25.            Governing Law...................................................   16

SECTION 26.            Jurisdiction....................................................   16

SECTION 27.            Benefits of this Agreement......................................   17

SECTION 28.            Counterparts....................................................   17

SECTION 29.            Table of Contents; Headings.....................................   17

Exhibit A
Exhibit B
Annex I

          WARRANT AGREEMENT, dated as of February 27, 1985, between Dennison Manufacturing Company, a Nevada corporation (the "Company"), and First Chicago S.A., a company limited by shares incorporated under the laws of Switzerland, as Warrant Agent (the "Warrant Agent," which term includes any successor appointed pursuant hereto).

          WHEREAS, pursuant to a Bond and Warrant Issue Agreement dated February 27, 1985 (the "Issue Agreement") between the Company and First Chicago S.A. and other members of a banking consortium (the "Consortium"), the Consortium has agreed to purchase for offering in Switzerland Units (the "Units") consisting of
(a) an aggregate of Swiss francs 100,000,000 principal amount of the Company's 5 1/8% Bonds 1985 - 1997 (the "Bonds"), and (b) 200,000 Warrants (the "Warrants") to purchase an aggregate of 1,000,000 shares of the Company's Common Stock $1.00 par value per share (such shares being hereinafter referred to as the "Shares" and, where appropriate, also including the other securities or property purchasable upon the exercise of the Warrants upon the happening of certain events as provided for herein, and subject to paragraph (j) of Section 14, such class of Common Stock being hereinafter referred to as the "Common Stock"), each of which Warrants initially entitles the holder thereof to purchase five Shares of Common Stock;

          WHEREAS, each Unit consists either of (a) a Swiss francs 5,000 principal amount Bond and 10 Warrants entitling the holder thereof to purchase 50 Shares of Common Stock or (b) a Swiss francs 100,000 principal amount Bond and 200 Warrants entitling the holder thereof to purchase 1,000 Shares of Common Stock;

          WHEREAS, as provided in the Issue Agreement, the Warrants shall initially be evidenced by a global Warrant Certificate (as the term "Warrant Certificate" is hereinafter defined) to be held by First Chicago S.A. in exchange for which definitive Warrant Certificates are to be issued as so provided;

          WHEREAS, the Bonds and Warrants constituting the Units shall not be separately transferable until June 24, 1985, such date being ninety-five days from the date of issue pursuant to the Issue Agreement of the global Bond and global Warrant Certificate (the "Unit Separation Date"); thereafter the Bonds and Warrants may be transferred separately;

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrants, the exercise thereof and other matters as provided herein;

          WHEREAS, all acts and things necessary to make this Warrant Agreement a valid agreement according to its terms have been done and performed;

          NOW, THEREFORE, in consideration of the purchase of the Warrants by the holders thereof and the mutual agreements contained herein, the Company covenants and agrees with the Warrant Agent for the equal and proportionate benefit of the respective holders from time to time of the Warrants as follows:

          SECTION 1.  Appointment of Warrant Agent. The Company hereby appoints
                      -----------------------------
the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth.

          SECTION 2.  Number of Warrants.  The number of warrants which may be
                      ------------------
issued and delivered under this Warrant Agreement is limited to 200,000.

          SECTION 3.  Form of Warrant Certificates.  The certificates
                      ----------------------------
evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in bearer form only. The Warrant Certificates shall be in substantially the respective forms set forth in Exhibit A attached hereto in the case of the global Warrant Certificate referred to in the recitals hereto and in Exhibit B hereto in the case of the definitive Warrant Certificates, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Warrants, as evidenced by their execution of the Warrants. Definitive Warrant Certificates shall be issued in such denominations representing such numbers of Warrants (hereinafter "authorized denominations") as shall be mutually agreed upon by the Warrant Agent and the Company.

          SECTION 4.  Execution of Warrant Certificates.  Warrant Certificates
                      ---------------------------------
shall be executed on behalf of the Company by any director and any authorized officer of the Company. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future director or authorized officer and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been a director or authorized officer, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

          In case any director or authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such director or authorized officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent or disposed of by the Company such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such director or authorized officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper director or authorized officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such director or authorized officer.

          SECTION 5.  Bearer Form.  Each taker and holder of a Warrant
                      -----------
Certificate, by taking or holding the same, consents and agrees that such Warrant Certificate shall be deemed negotiable and the holder hereof treated by the Company, the Warrant Agent and all other persons dealing with such Warrant Certificate as the absolute owner thereof for any purposes and as the person entitled to exercise the rights represented by such Warrant Certificate, any notice to the contrary notwithstanding.

          SECTION 6.  Warrant Agent Offices; Exchanges.  The Warrant Agent shall
                      --------------------------------
at all times maintain an office in Geneva, Switzerland (the "Warrant Agent Office") where Warrant Certificates may be exchanged, Warrants exercised, Warrant Certificates issued and other responsibilities and functions of the Warrant Agent hereunder performed.

          Warrant Certificates may be exchanged at the option of the holder or holders thereof, when surrendered to the Warrant Agent at the Warrant Agent Office, for another Warrant Certificate or other Warrant Certificates of like tenor and of authorized denominations representing in the aggregate a like number of Warrants. Warrant Certificates may also be presented for such exchange, when surrendered at any of the offices in Switzerland (each a "Paying Agent Office") of any of the paying agents in respect of the Bonds (each a "Bond Paying Agent") (except that if the Bonds shall have been redeemed, such Warrant Certificates may only be presented for exchange at any of the offices in Switzerland of the Principal Paying Agent) for forwarding to, or upon the direction of, the Warrant Agent for processing. The Warrant Agent is hereby authorized to deliver the new Warrant Certificates required pursuant to the provisions of this Section.

          SECTION 7.  No Separate Transfers until Unit Separation Date.  As
                      ------------------------------------------------
provided in the recitals hereto, until the Unit Separation Date Warrants are transferrable only as components of Units being transferred comprising Bonds and Warrants. To that end, prior to the Unit Separation Date, neither the Company nor the Warrant Agent shall extend to the holder of any Warrant Certificate rights provided for herein with respect to the exchange of such Warrant Certificate or exercise of Warrants evidenced thereby or other rights with respect thereto unless such holder at the time holds a Bond in the principal amount of Swiss francs 5,000 for each 10 Warrants or a Bond in the principal amount of Swiss francs 100,000 for each 200 Warrants evidenced by such Warrant Certificate.

          SECTION 8.  Duration and Exercise of Warrants.  The Warrants shall
                      ---------------------------------
expire on the close of business on February 21, 1997 (such date of expiration being herein referred to as the "Expiration Date"). Each Warrant may be exercised on any business day on or after June 24, 1985 and prior to 5:00 p.m., Geneva time, on the Expiration Date. After 5:00 p.m., Geneva time, on the Expiration Date, the Warrants will become wholly void and of no value. As used herein, the term "business day" means a day on which banks generally are open for business in Zurich, Basle, Geneva and Berne, Switzerland.

          Subject to the provisions of this Agreement, each Warrant shall entitle the holder thereof to purchase from the Company (and the Company shall issue and sell to such holder of a Warrant) five fully paid and nonassessable Shares (or such number of Shares as may be adjusted from time to time as provided in Section 14) at the price of Swiss francs 101.73 per share (such price, as may be adjusted from time to time as provided in Section 14, being the "Exercise Price") upon depositing the Warrant Certificate or Certificates evidencing such Warrant or Warrants with the Warrant Agent at the Warrant Agent Office with the form of election to purchase on the reverse thereof duly completed and signed by or on behalf of the holder or holders thereof, and upon payment (in cash or by bank check) of the aggregate Exercise Price, plus the amount of any Swiss turnover, stamp or other Swiss tax applicable to the issue of Common Stock upon such exercise, in lawful money of the Confederation of Switzerland for the number of Shares in respect of which such Warrant Certificate or Certificates is being exercised. The Warrants may also be presented for exercise, with the same effect as if surrendered to the Warrant Agent, by (i) depositing such Warrant Certificate or Certificates with any Bond Paying Agent at any Paying Agent Office (except that if the Bonds shall have been redeemed, such Warrant Certificate or Certificates may only be presented for exercise at any of the offices in Switzerland of the Principal Paying Agent), for forwarding to or upon the direction of, the Warrant Agent for processing and (ii) providing for the payment of the aggregate Exercise Price plus the amount with respect to any applicable Swiss taxes (in cash or by bank check) at the Warrant Agent Office.

          Upon such surrender of a Warrant Certificate or Certificates and payment of the Exercise Price and the amount with respect to taxes as aforesaid the Warrant Agent shall requisition from the Company's Common Stock transfer agent or co-transfer agent (the "Transfer Agent") for issuance and delivery to or upon the written order of the holder of such Warrant Certificate or Certificates and in such name or names as such holder may designate (all as specified in the election to purchase provided by such holder at the time of exercise), a certificate or certificates for the Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate or Certificates. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate or Certificates duly executed and payment of the Exercise Price as hereinbefore provided. The Warrants evidenced by a Warrant Certificate or Certificates shall be exercisable, at the election of the holder thereof, either as an entirety or from time to time for part only of the number of Warrants specified in the Warrant Certificate or Certificates. In the event that less than all of the Warrants evidenced by a Warrant Certificate or Certificates surrendered upon the exercise of Warrants are exercised at any time prior to the Expiration Date, a new Warrant Certificate or Certificates shall be issued in authorized denominations for the remaining number of Warrants evidenced by the Warrant Certificate or Certificates so surrendered.

          The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by it (other than amounts received on account of applicable Swiss taxes) on the purchase of Shares through the exercise of Warrants.

          SECTION 9.  Acquisition of Warrants by the Company; Cancellation of
                      -------------------------------------------------------
Warrants.  The Company shall have the right, except as limited by law or other
--------
agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise in whole or in part, or delivered to it for exchange or substitution, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. On request of the Company, the Warrant Agent shall destroy cancelled Warrant Certificates held by it and shall deliver its certificates of destruction to the Company. If the Company shall acquire any of the Warrants, such acquisition shall not operate as a redemption or termination of the right represented by such Warrants unless and until the Warrant Certificates evidencing such Warrants are surrendered to the Warrant Agent for cancellation.

          SECTION 10.  Payment of Taxes.  The Company will pay all documentary
                       ----------------
stamp taxes attributable to the exercise of Warrants except as provided in
Section 8.

          SECTION 11.  Mutilated or Missing Warrant Certificates.  In case any
                       -----------------------------------------
of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or Certificates, or in lieu of and substitution for the Warrant Certificate or Certificates lost, stolen or destroyed, a new Warrant Certificate or certificates of like tenor and of authorized denominations representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such warrant Certificate or Certificates (and surrender of any mutilated Warrant Certificate or Certificates, if applicable) and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 12.  Reservation of Shares.  For the purpose of enabling it to
                       ---------------------
satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the close of business on the Expiration Date, reserve and keep available, from preemptive rights and out of its aggregate authorized but unissued or treasury Common Stock, the full number of Shares deliverable upon the exercise of all outstanding Warrants, and the Transfer Agent is hereby irrevocably authorized and directed by the Company at all times to honor requisitions made by the Warrant Agent pursuant to Section 8 hereof. The Company will keep a copy of this Agreement on file with such Transfer Agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants pursuant to Section 14. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

          Before taking any action which would cause an adjustment pursuant to
Section 14 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

          The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all prescriptive rights and taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

          SECTION 13.  Obtaining of Governmental Approvals; Stock Exchange
                       ---------------------------------------------------
Listing.  The Company from time to time will use its best efforts to obtain and
-------
keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under United States federal and state securities acts and laws and the laws of Switzerland, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants. The Company will cause all Shares to be and remain duly listed (subject to issuance or notice thereof) on all securities exchanges on which the Common Stock is listed. The Company will cause the Shares to be duly registered under the United States Federal Securities Act of 1933, as amended, prior to June 24, 1985, the first date on which Warrants may be exercised, and to maintain the due effectiveness of such registration statement so long as such registration of the Shares is required by such Act or regulations thereunder and to supplement or amend the related prospectus as required by such Act or regulations. The Company shall provide to the Warrant Agent Office sufficient copies of the related prospectus for delivery to holders of Warrants upon exercise of Warrants and the Warrant Agent will, upon each Warrant exercise, deliver a copy thereof to the holder affecting such exercise.

          SECTION 14.  Adjustment of Exercise Price and Number of Shares
                       -------------------------------------------------
Purchasable.  The Exercise Price and the number of Shares purchasable upon the
-----------
exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 14.

               (a) If the Company after the date hereof shall (i) pay a dividend or make distribution in shares of its Common Stock, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or
     (iii) combine the outstanding shares of Common Stock into a smaller number of shares, than in any such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding prior to such action and the denominator shall be the number of shares of Common Stock outstanding after giving effect to such action. An adjustment made pursuant to clause (i) of this subsection (a) shall become effective immediately after the record date for such dividend or distribution, and an adjustment made pursuant to clause (ii) or (iii) of this subsection (a) shall become effective immediately after the effective date of such subdivision or combination.

               (b) In case the Company after the date hereof shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) at a price per share less than the then-current market price per share of Common Stock (as determined pursuant to subsection (d) below) on the record date (or, if applicable, the ex-distribution date) mentioned below, the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so to be offered would purchase at such current market price per share of Common Stock, and (ii) the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock to be offered for subscription or purchase (or upon conversion or exchange). Any such adjustments shall be made whenever such rights or warrants are issued and shall be effective retroactive to the record date for the determination of stockholders entitled to receive such rights or warrants.

               In case such subscription price may be paid in consideration part or all of which shall be other than cash, the value of such consideration shall be reasonably determined by the Board of Directors of the Company whose determination, as described in a statement filed by the Warrant Agent, shall be conclusive.

               (c) In case the Company after the date hereof shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding any cash dividend or distribution) or shares of capital stock of any class other than the Common Stock or grants rights to subscribe for securities other than those referred to in subsection (b) above, in each such case the Exercise Price in effect immediately prior thereto shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the current market price per share of Common Stock (determined as provided in subsection (d) below) of the Common Stock on the record date (or, if applicable, the ex-distribution date) mentioned below less the then-current fair market value (as determined by the Board of Directors whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) (the term "Board of Directors," when used in this Agreement, shall mean the Board of Directors of the Company or any committee of such Board of Directors duly authorized to exercise the power of such Board of Directors with respect to the matters provided for in this Agreement as to which the Board of Directors is authorized or required to act) of the portion of the assets or evidence of indebtedness as distributed or of such subscription rights or of such shares of capital stock of any class other than the Common Stock, applicable to one share of Common Stock, and (ii) the denominator shall be the then-current market price per share of the Common Stock. Any such adjustment shall be made on the date such distribution be made and shall be effective retroactive to the record date for the determination of stockholders entitled to receive such distribution.

              (d) For the purpose of any computation under subsection (b) or (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices of the shares of Common Stock for the ten consecutive Trading Days (as defined below) preceding the applicable record date (or, if applicable, the date on which the Common Stock commences trading on an ex-distribution basis). The "Closing Price" for each Trading Day (as defined below) shall be the last reported sale price regular way or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading as designated by the Board of Directors of the Company or, if not listed or admitted to trading, the last sale price regular way for the Common Stock as published by NASDAQ, or if such last sale price is not so published by NASDAQ or if no such sale takes place on such day, the mean between the closing bid and asked prices for the Common Stock as published by NASDAQ. If the prices of the Common Stock were not so reported on any such market, the price of the Common Stock shall be the average of the closing bid and asked prices as furnished by any member of the New York Stock Exchange selected from time to time by the Company for that purpose. For the purpose of this Subsection (d), "Trading Day" shall mean a day on which the securities exchange specified for purposes of this Subsection (d) shall be upon for business or, if the shares of Common Stock shall not be listed on any such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

               (e) In any case in which this Section 14 shall require that an adjustment be made immediately following a record date, the Company may elect by written notice to the Warrant Agent to defer (but only until five Trading Days following the filing by the Company with the Warrant Agent of a certificate signed by the Chairman of the Board, the President or any Vice President of the Company (an "Officer's Certificate") and a certificate of a firm of independent public accountants as required in subsection (g)) issuing to the holder of any Warrant exercised after such record date the shares of Common Stock and any other capital stock of the Company issuable upon such exercise in excess of the shares of Common Stock issuable upon such exercise prior to such adjustment.

               (f) No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price then subject to adjustment; provided, however, that any adjustments
                                       --------  -------
     that are not made by reason of this subsection (f) shall be carried forward and taken into account in any subsequent adjustment.

               (g) Whenever an adjustment in the Exercise Price is made as required or permitted by the provisions of this Section 14, the Company shall promptly file with the Warrant Agent (i) an Officer's Certificate and (ii) a certificate of a firm of independent public accountants, in each case (x) setting forth the adjusted Exercise Price as provided in this Section 14 and setting forth a brief statement of the facts requiring such adjustment and the computation thereof and (y) setting forth the number of shares of Common Stock (or portions thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price in accordance with subsection (k) below after such adjustment in the Exercise Price and the record date therefor, which Officer's Certificate and certificate of a firm of independent public accountants, as the case may be, shall be conclusive evidence of the correctness of any such adjustment and promptly after such filing by the Warrant Agent at the Company's expense shall cause a notice of such adjustment to be published at least once in a newspaper customarily published on each business day and of general circulation (an "Authorized Newspaper") in Zurich, Basle, Geneva and Berne, Switzerland. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate except to exhibit the same to any holder of Warrants desiring inspection thereof.

               (h) In case:

                    (1) the Company shall declare a dividend (or any other
               distribution) on shares of Common Stock payable form sources other than its earned surplus; or

                    (2) the Company shall authorize the granting to all holders of shares of Common Stock of any additional shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock or rights to subscribe for or purchase any shares of capital stock of any class or of any other right; or

                    (3) of any reclassification of shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                    (4) events shall have occurred resulting in the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then the Company shall cause to be filed with the Warrant Agent, and shall cause to be published at least once in an Authorized Newspaper in Zurich, Basle, Geneva and Berne, Switzerland, at least ten days prior to the applicable date hereinafter specified, a notice stating
          (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (1), (2), (3) and (4) above.

               (i) Anything in this Section 14 to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by this Section 14, as in its discretion it shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1954, as amended, or any successor provision and shall not be taxable to them.

               (j) As used herein, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or

          (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value.

               (k) Upon each adjustment of the Exercise Price pursuant to this
          Section 14 the number of shares of Common Stock purchasable upon exercise of a Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to tho number of shares of Common Stock, calculated to the nearest one-hundredth of a share, obtained by (1) multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of a Warrant by the Exercise Price in effect immediately prior to such adjustment, and
          (ii) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

               (l) Except as provided in Subsections (a) and (c) of this Section 14, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

               (m) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 15.  Fractional Shares.
                       -----------------
Notwithstanding an adjustment pursuant to Section 14(k) in the number of Shares of Common Stock purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash in Swiss francs equal to the same fraction of the excess of current market price per share of Common Stock (as determined pursuant to Section 14(d)) over the then Exercise Price. For such purpose, current market price shall be determined as of the Trading Day as defined in Section 14(d), next preceding the day of such exercise and shall be translated to Swiss francs at the closing buying rate for Swiss francs on the New York spot market on the day next preceding the day of exercise when banks were open for business in New York City.

          SECTION 16.  Rights Upon Consolidation, Merger, Sale, Transfer or
                       ----------------------------------------------------
Reclassification.  (a)  In case of any consolidation with or merger of the
----------------
Company into another corporation (other than a merger or consolidation in which the Company is the surviving corporation), or in case of any lease, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing person or entity, as the case may be, shall execute with the Warrant Agent a supplemental agreement (1) providing that each holder of a Warrant shall have the right thereafter until the Expiration Date to receive, upon exercise thereof, in lieu of each share of Common Stock of the Company deliverable upon such exercise immediately prior to such event, only the kind and amount of shares, other securities, property, cash or any combination thereof receivable upon such consolidation, merger, lease, sale or conveyance by a holder of one share of Common Stock of the Company, and
(2) setting forth the Exercise Price for the shares, other securities, property, cash or any combination thereof so issuable, which shall be an amount equal to the Exercise Price per share of Common Stock of the Company immediately prior to such event.

          (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which the holders of the shares of Common Stock thereafter receive shares, other securities, property, cash or any combination thereof for such shares of Common Stock (including for this purpose shares reflecting a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), the Company shall execute with the Warrant Agent a supplemental agreement (1) providing that each holder of a Warrant shall have the right thereafter (until the Expiration Date), to receive, upon exercise thereof, in lieu of each share of Common Stock deliverable upon such exercise immediately prior to such event, only the kind and amount of shares, other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock, and (2) setting forth the Exercise Price for the shares, other securities, property, cash or any combination thereof so issuable, which shall be an amount equal to the Exercise Price per share of Common Stock immediately prior to such event.

If, as a result of this subsection (b), the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the Exercise Price between or among shares of such classes of capital stock.

          (c) Any supplemental agreement entered into pursuant to this Section 16 shall (1) where appropriate, state the Exercise Price in terms of one full share of Common Stock of the Company or one full share of the common stock of any successor, leasing or purchasing corporation and (2) provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for herein.

          (d) The above provisions of this Section 16 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, leases, sales or conveyances.

          (e) Notice of the execution of any such supplemental agreement shall, as soon as practicable after the execution of such supplemental agreement, be published at least once in an Authorized Newspaper in Zurich, Basle, Geneva and Berne, Switzerland.

          SECTION 17.  Merger, Consolidation or Change of Name of Warrant
                       --------------------------------------------------
Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19.

          SECTION 18.  Warrant Agent.  The Warrant Agent undertakes the duties
                       -------------
and obligations imposed by this Agreement upon the following terms and conditions, all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable (except as instructed by the Company) upon exercise of any Warrant, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by tho Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, for anything done or omitted by such Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by tho Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, or of any affiliated corporation thereof, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not a Warrant Agent under this Agreement, or a stockholder, director, officer or employee of the Warrant Agent or one of its affiliated corporations, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

          (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

          (j) The Warrant Agent shall be under no responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued by validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

          (k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, the Treasurer or any Vice President, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice and instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

          (l) The Warrant Agent may enter into servicing contracts or subagency arrangements with third parties for the performance of any of the administrative functions to be performed by the Warrant Agent hereunder.

          SECTION 19.  Change of Warrant Agent.   If the Warrant Agent shall
                       -----------------------
resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and the holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent or if the Board of Directors of the Company shall by resolution remove the Warrant Agent (such removal to become effective not earlier than 30 days after the filing of a certified copy of said resolution with such Warrant Agent and the publication of notice of such removal at least once in an Authorized Newspaper in Zurich, Basle, Geneva and Berne, Switzerland) the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant Certificate, then the holders of not less than twenty percent in number of the then outstanding Warrants shall appoint a successor to such Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such holders, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent whether appointed by the Company or by the holders shall be a bank or financial institution, incorporated and in good standing under the laws of the Confederation of Switzerland and having an office in Geneva, Switzerland and must have at the time of its appointment a combined capital and surplus of at least Swiss francs 5,000,000. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause notice of the change in such Warrant Agent to be published at least once in an Authorized Newspaper in Zurich, Basle, Geneva and Berne, Switzerland. After appointment such successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to publish any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the removal of a Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

          SECTION 20.  Warrantholder Not Deemed a Shareholder.  Nothing
                       --------------------------------------
contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or for the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 21.  Notices to Company and Warrant Agent.  Any notice or
                       ------------------------------------
demand authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

          Dennison Manufacturing Company
          275 Wyman St.
          Waltham, MA 02254
          U.S.A.
          Attention:  Treasurer
          ---------

          Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company and written notice thereof is given to registered holders of the Warrants) to the Warrant Agent as follows:

          First Chicago S.A.
          6, Place des Eaux-Vives
          1211 Geneva 6
          Switzerland

          SECTION 22.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters of questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the holders of the Warrant Certificates.

          With the consent of not less than a majority in number of the then outstanding Warrants, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however,
                                                              --------
that no modification of the terms upon which the Warrants are exercisable or reducing the percentage required for modification may be made without the consent of the holder of each outstanding Warrant affected thereby.

          SECTION 23.  Successors.  All the covenants and provisions of this
                       ----------
Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 24.  Termination.  This Agreement shall terminate at the
                       -----------
close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Section 18 shall survive such termination.

          SECTION 25.  Governing Law.  This Agreement and each Warrant
                       -------------
Certificate issued hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that provisions herein relating to applications to courts of Switzerland or compliance with laws or regulations thereof shall be governed by Swiss law.

          SECTION 26.  Jurisdiction.  Any dispute which might arise between
                       ------------
holders of Warrant Certificates, on the one hand, and the Company or the Warrant Agent, or both, on the other shall fall within the jurisdiction of the Ordinary Courts of the Canton of Geneva, the place of jurisdiction being Geneva, with the right to appeal to the Swiss Federal Court in Lausanne, the judgment of which shall be final. Solely in connection with matters relating to the Warrant Certificates and for the purpose of enforcement thereof in Switzerland, the Company irrevocably elects domicile with FIRST CHICAGO S.A., 65 rue du Rhone, Geneva, Switzerland, which shall act as agent for service process in Switzerland. Notwithstanding the foregoing, the holders of Warrant Certificates shall have the right to enforce their rights or to take legal action before the competent courts in the United States of America.

          SECTION 27.  Benefits of this Agreement.  Nothing in this Agreement
                       --------------------------
shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the holders from time to time of the Warrant Certificates.

          SECTION 28.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          SECTION 29.  Table of Contents; Headings.  The table of contents
                       ---------------------------
and the headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                               DENNISON MANUFACTURING COMPANY


                               By
                                 ------------------------------
                                 Title:



                               By
                                 ------------------------------
                                 Title:


                               FIRST CHICAGO S.A.
                               as Warrant Agent


                               By
                                 ------------------------------
                                 Title:

                                                                       EXHIBIT A
                                                                       ---------


                      [Form of Global Warrant Certificate]


          THE WARRANTS REFERRED TO BELOW HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES FEDERAL SECURITIES ACT OF 1933 AND IN THE OFFERING THEREOF PURSUANT TO THE BOND AND WARRANT ISSUE AGREEMENT DATED FEBRUARY 27, 1985 REFERRED TO BELOW HAVE NOT BEEN OFFERED IN THE UNITED STATES OF AMERICA OR TO NATIONALS OR RESIDENTS THEREOF.

                          VOID AFTER February 21, 1997

          This global Warrant Certificate evidences the holding by First Chicago S.A. of _______________ Common Stock Purchase Warrants expiring February 21, 1997 sold by Dennison Manufacturing Company (the "Company") pursuant to the Bond and Warrant Issue Agreement dated February 27, 1985 between the Company and First Chicago S.A. and the other members of the banking consortium parties thereto ("Issue Agreement"), such Warrants having been created and issued pursuant to the Warrant Agreement dated as of February 27, 1985 between the Company and First Chicago S.A., as Warrant Agent, the terms and provisions of which are incorporated by reference herein. This global Warrant Certificate is exchangeable against definitive Warrant Certificates in accordance with Article X of the aforesaid Issue Agreement.

          IN WITNESS WHEREOF, the Company has caused this global Warrant Certificate to be duly executed.

Dated:  March 21, 1985


                                DENNISON MANUFACTURING COMPANY


                                By
                                  ------------------------------
                                    Title:


                                By
                                  ------------------------------
                                    Title:

                                                                       EXHIBIT B
                                                                       ---------


                         [Form of Warrant Certificate]


No. _____________________                 ___________________ Warrants


         THE WARRANTS REFERRED TO BELOW HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES FEDERAL SECURITIES ACT OF 1933 AND IN THE OFFERING THEREOF PURSUANT TO THE BOND AND WARRANT ISSUE AGREEMENT DATED FEBRUARY 27, 1985 REFERRED TO BELOW HAVE NOT BEEN OFFERED IN THE UNITED STATES OF AMERICA OR TO NATIONALS OR RESIDENTS THEREOF.

                          VOID AFTER FEBRUARY 21, 1997

                      WARRANTS TO PURCHASE COMMON STOCK OF

                         DENNISON MANUFACTURING COMPANY


         DENNISON MANUFACTURING COMPANY, a Nevada corporation (hereinafter called the "Company"), for value received, hereby certifies that the bearer is the owner of the number of Warrants set forth above, each of which represents the right, on any business day commencing on June 24, 1985 and ending on or before 5:00 p.m., Geneva time, on February 21, 1997, on which date such Warrants expire, initially to purchase five shares of Common Stock, par value $1.00 per share, of the Company (hereinafter called the "Common Stock") at the price of Swiss francs ______ per share (the "Exercise Price"), subject to adjustment and to the terms and conditions hereof and of the Warrant Agreement hereafter referred to, each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise, upon surrender hereof to First Chicago, S.A. (the "Warrant Agent") at the office maintained for such purpose by the Warrant Agent (or any successor warrant agent) in Geneva, Switzerland (the "Warrant Agent Office') with the form of Election to Exercise attached hereto as Annex I duly filled in and signed, and upon payment in full to the Warrant Agent for the account of the Company of the Exercise Price in cash or by bank check as provided in the Warrant Agreement hereafter referred to and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred to including the payment of any Swiss turnover, stamp or other Swiss tax applicable to the issue of Common Stock upon such exercise. Warrants may also be presented for exercise, with the same effect as if surrendered to the Warrant Agent, by (i) depositing this

                                                                       Exhibit B
                                                                          page 2

Warrant Certificate with any paying agent with respect to the Bonds (each a "Bond Paying Agent") at any paying agent office in Switzerland (each a "Paying Agent Office") (except that if the Bonds shall have been redeemed, such Warrant Certificate may only be presented for exercise at any of the offices in Switzerland or Swiss Volksbank (the "Principal Paying Agent")), for forwarding to, or upon the direction of, the Warrant Agent for processing, and (ii) providing for the payment of the aggregate Exercise Price plus the amount with respect to any applicable Swiss taxes (in cash or by bank check) at the Warrant Agent Office.

         The Exercise Price and the number of shares of Common Stock purchasable on the exercise of each Warrant are subject to adjustment in certain events as provided in the Warrant Agreement hereafter referred to.

         This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of February 27, 1985 (herein called the "Warrant Agreement"), between the Company and the Warrant Agent and is subject to all terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Every holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the holder hereof at the Warrant Agent Office.

         The Company shall not be required upon the exercise of the Warrants represented hereby, or upon any adjustment, to issue fractions of shares of Common Stock or to distribute stock certificates that evidence fractional shares of Common Stock, but shall make adjustments in cash for any fraction of a share as provided in the Warrant Agreement. If the Warrants represented hereby shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, another Warrant Certificate for the balance of the number of whole Warrants not exercised as provided in the Warrant Agreement.

         This Warrant Certificate may be exchanged either separately or in combination with other Warrant Certificates at the Warrant Agent Office for new Warrant Certificates in authorized denominations representing the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificates exchanged, upon surrender of this Warrant Certificate and upon compliance with and subject

                                                                       Exhibit B
                                                                          page 3

to the conditions set forth herein and in the Warrant Agreement. Warrant Certificates may also be presented for exchange when surrendered at the Paying Agent Office of any Bond Paying Agent (except that if the Bonds shall have been redeemed, such Warrant Certificates may only be presented for exchange at any of the offices in Switzerland of the Principal Paying Agent) for forwarding to, or upon the direction of, the Warrant Agent for processing.

         Every holder of Warrants, by accepting this Warrant Certificate, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant Certificate that the Company and the Warrant Agent may deem and treat the bearer of this Warrant Certificate as the absolute and lawful owner for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

         Nothing contained in the Warrant Agreement or in this Warrant Certificate shall be construed as conferring on the holder of any Warrants or his transferee any rights whatsoever as a shareholder of the Company.

         The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of the Commonwealth of Massachusetts except that provisions relating to applications to courts of Switzerland or compliance with laws or regulations thereof shall be governed by Swiss law.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:

                               DENNISON MANUFACTURING COMPANY



                               By
                                 ------------------------------
                                 Title:


                               By
                                 ------------------------------
                                 Title:

                                                                         ANNEX I
                                                                         -------

                              ELECTION TO EXERCISE

                   (To be executed upon exercise of Warrant)


TO DENNISON MANUFACTURING COMPANY:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of [cash] [bank check in the amount of Swiss francs ______.]/1/ (delete one)


         Please issue a certificate or certificates for such shares of Common Stock in

                                    Name
                                        ------------------------------
                                    (Please Print Name and

                                    Address
                                           ---------------------------

                                    Signature
                                             --------------------------


AND, if such number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate for the balance remaining of the shares purchasable thereunder (less any fraction of a share paid in cash) which shall be delivered to

                           __________________________

                           __________________________

                          (insert name and address of
                            addressee to receive new
                              Warrant Certificate)


--------------------
/1/ The amount of payment must include any Swiss turnover, stop or other tax applicable to the issue of Common Stock upon such exercise.

                                                                         ANNEX I
                                                                          page 2

Dated:  _________, 19____

                                  Name
                                      ------------------------------
                                  Signature
                                           -------------------------

                                  (Name and signature of exercising
                                  Warrantholder)

                                                                         ANNEX I
                                                                          page 3

TEXT OF DEFINITIVE BONDS
------------------------

Face of the Bond:
----------------

This Bond has not been and will not be registered under the Securities Act of 1933 of the United States of America.

Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165 (j) and 1287 (a) of the Internal Revenue Code. For the purposes of this Bond a "United States Person" includes any national or resident of the United States of America (including any corporation, partnership or other entity organized under the laws thereof or any political subdivision thereof and any estate or trust which is subject to United States federal income taxation regardless of the source of its income.

                 DENNISON MANUFACTURING COMPANY
                 (a corporation organized under the
                 laws of the State of Nevada, U.S.A.)

               5 1/8% Bonds 1985-1997
               of Swiss Francs 100,000,000.--
                               --------------
               due March 21, 1997

             BEARER BOND OF SWISS FRANCS...............--  *)
             --------------------------------------------
                         No. 0001 - ....
                                    ----

Dennison Manufacturing Company, a corporation organized under the laws of the State of Nevada, U.S.A. (the "Company"), for value received, promises to pay to the holder of this Bond on March 21, 1997 (or on such earlier date as the principal amount hereinafter mentioned may become repayable in accordance with the terms and conditions printed on the back hereof) upon presentation and surrender of this Bond at any office in Switzerland of Swiss Volksbank, Nordfinanz-Bank Zurich, Kredietbank (Suisse) S.A., Clariden Bank, Lloyds Bank International Ltd., Amro Banque et Finance, Bank CIAL (Schweiz) -Credit Industriel d'Alsace et de Lorraine AG-, Armand von Ernst & Cie AG, Banco di Roma per la Svizzera, Banque Generale du Luxembourg (Suisse) S.A., Banque Indosuez, Succursales de Suisse, Banque Morgan Grenfell en Suisse S.A., Caisse d'Epargne du Valais, Fuji Bank (Schweiz) AG, Gewerbebank Baden, Handelsfinanz Midland Bank, Hypothekar- und Handelsbank Winterthur, Maerki, Baumann & Co. AG, Sparkasse Schwyz, Bank Heusser & Cie AG, Banque Bruxelles Lambert (Suisse) S.A., Banque Gutzwiller, Kurz, Bungener S.A., Credit Commercial de France (Suisse) S.A., Dai-Ichi Kangyo Bank (Schweiz) AG, LTCB (Schweiz) AG, Soditic S.A. and The Royal Bank of Canada (Suisse) the principal

                                                                         ANNEX I
                                                                          page 4

amount of Swiss Francs ......... -- *) (............. Swiss Francs) subject to
                       ------------     -------------
and in accordance with the terms and conditions printed on the back hereof.

Interest is payable annually in arrears at a rate of 5 1/8% per annum upon presentation and surrender at the aforesaid offices of the attached coupons in accordance with such terms and conditions.

This Bond is one of a series of Bonds of the Company in the aggregate principal amount of Swiss Francs 100,000,000.-- (hereinafter referred to as the "Bonds"), issued under and pursuant to a Bond and Warrant Issue Agreement dated February 27, 1985 (the "Bond and Warrant Issue Agreement"), duly executed by and among the Company of the first part, and First Chicago S.A. and a Consortium of Financial Institutions as mentioned therein of the second part. The Bonds are issued subject to and with the benefit of the terms of the Bonds appearing on the reverse hereof. English shall be the prevailing language for the understanding and interpretation of the Company's undertaking as evidenced by this Bond.

IN WITNESS WHEREOF, the Company has caused the Bond to be signed in facsimile by its President and its Treasurer dated March 21, 1985 and not delivered prior to June 24, 1985.

                              DENNISON MANUFACTURING COMPANY


                         by ________________________________
                            Nelson S. Gifford
                            President



                         by ________________________________
                            Alden R. Grove
                            Treasurer

REVERSE SIDE OF THE BOND
------------------------

1.   Denominations
     -------------

     This issue is represented by bearer Bonds in an aggregate principal amount of Swiss Francs 100,000,000.-- in denominations of Swiss Francs 5,000.-- and Swiss Francs 100,000.-- principal amount.

2.   Interest
     --------

     The Bonds bear interest on the principal amount from March 21, 1985 at the rate of 5 1/8% (five and one-eighth per cent) per annum in arrears, the first interest payment being due March 21, 1986 and thereafter payable on March 21 of each year (hereinafter called the "Interest Payment Date"). For this purpose, the Bonds are issued with 5 1/8% annual coupons (hereinafter called the "Coupons"). The Bonds will cease to bear interest on the date on which they become due for redemption or repayment if funds are duly made available on such date for the redemption or repayment. Interest on the Bonds in the event of redemption will be computed on the basis of a 360-day year of twelve 30-day months.

3.   Repayment
     ---------

     The Company undertakes to repay the principal amount of the Bonds then outstanding without further notice on March 21, 1997 unless repayment occurs earlier pursuant to the terms hereinafter.

4.   Transfer of Funds
     -----------------

     The Company undertakes to pay to Swiss Volksbank (hereinafter called the "Principal Paying Agent") two Business Days prior to each date when the Coupons or the Bonds become due (such latter date being hereinafter called the "Due Date") the aggregate amount of the respective face values of all Coupons and all Bonds plus premiums and Additional Amounts (as defined in Section 5 hereof), if any, which become due on such Due Date in lawful money of the Confederation of Switzerland, freely disposable outside of any bilateral or multilateral payment or clearing agreement which may exist between the United States of America and Switzerland at the time of transfer of payment. Subject to the provisions of Section 5 hereof, payments by the Company shall be effected in full and without any deductions or conditions precedent irrespective of nationality or domicile of the Bondholders and Couponholders, and without requiring any affidavit or the fulfillment of any other formality. The Principal Paying Agent shall credit all fund received from the Company to a separate non-interest bearing account to be opened with itself. "Business Day" shall mean a day on which banks generally are open for business in Zurich, Basle, Geneva and Berne.

     To the extent and when payments under the Bonds are received by the Principal Paying Agent, the Company shall be released from the respective payment obligations for principal, interest, premiums and Additional Amounts, if any.

     The Principal Paying Agent will transmit all amounts due under the Bonds and the Coupons to the extent received from the Company proportionally to the Bondholders (and/or the Financial Institutions listed on the face of this Bond) with good value (interest, principal amounts, premiums, Additional Amounts (as defined in Section 5 hereinafter) and other payments) to accounts in Switzerland which the Bondholders and/or the Financial Institutions listed on the face of this Bond in due course have notified to the Principal Paying Agent.

     Repayment of the Bonds will be effected upon presentation and surrender of the Bonds with all unmatured Coupons attached, and payments of the Coupons will be effected upon presentation and surrender of the Coupons at the counters of any of the offices in Switzerland of any of the following institutions, which are instructed by the Company to pay to the Bondholders all amounts due under the Bonds and the Coupons to the extent received from the Company:

     Swiss Volksbank
     Nordfinanz-Bank Zurich
     Kredietbank (Suisse) S.A.
     Clariden Bank
     Lloyds Bank International Ltd.
     Amro Banque et Finance
     Bank CIAL (Schweiz)
     - Credit Industriel d'Alsace et de Lorraine AG -
     Armand von Ernst & Cie AG
     Banco di Roma per la Svizzera
     Banque Generale du Luxembourg (Suisse) S.A.
     Banque Indosuez, Succursales de Suisse
     Banque Morgan Grenfell en Suisse S.A.
     Caisse d'Epargne du Valais
     Fuji Bank (Schweiz) AG
     Gewerbebank Baden
     Handelsfinanz Midland Bank
     Hypothekar- und Handelsbank Winterthur

     Maerki, Baumann & Co. AG
     Sparkasse Schwyz
     Bank Heusser & Cie AG
     Banque Bruxelles Lambert (Suisse) S.A.
     Banque Gutzwiller, Kurz, Bungener S.A.
     Credit Commercial de France (Suisse) S.A.
     Dai-Ichi Kangyo Bank (Schweiz) AG
     LTCB (Schweiz) AG
     Soditic S.A.
     The Royal Bank of Canada (Suisse)

     If at any time during the life of the Bonds the Principal Paying Agent shall resign or be incapable, for any reason, of accepting funds to become due under the Bonds or Coupons as contemplated by the terms and conditions herein, the Bondholders expressly agree as follows: the absolute majority of the institutions other than the Principal Paying Agent mentioned in this
     Section 4 shall, after consultation with the Company, appoint an alternate institution to replace the Principal Paying Agent in these functions. If the institutions shall fail to appoint another such institution to replace the Principal Paying Agent within 30 days upon demand by the Company, then the Company shall appoint the replacement institution. In the event of any replacement of the Principal Paying Agent hereunder, then all references to the Principal Paying Agent shall be deemed to include such replacement institution for the purposes of this Bond. The appointment of the replacement institution shall be published in the newspapers as provided for in Section 11 hereof.

5.   Taxation
     --------

     All payments of interest and principal, plus premium (if any), shall be made by the Company in Switzerland without deduction of any taxes, imposts, penalties, duties, assessments or governmental charges of any kind or nature at source (hereinafter individually referred to as "Taxes"), present or future, which are required to be withheld (including, without limitation, back-up withholding) by the Company (or any Paying Agent as such or in its capacity as custodian, nominee or other agent of the holder of any Bond or Coupon), and which are levied or imposed or to be levied or imposed by the United States of America, including its possessions and territories and areas subject to its jurisdiction (including the Commonwealth of Puerto Rico), or any political subdivision thereof (a "Taxing Jurisdiction").

     In the event that any such Taxes should at any time be imposed or levied by any such Taxing Jurisdiction, the Company shall remit to the Principal Paying Agent such additional amounts (the "Additional Amounts") as may be necessary to ensure that after deduction of any such Taxes of a Taxing Jurisdiction, but before any deduction made in pursuance of Swiss law, every net payment of the principal, premium (if any), and interest on a Bond will not be less than the face amount of any Coupon and the principal amount of any Bond that may be due and owing at the time of payment thereof, plus premium (if any).

     The Company's obligation to remit such Additional Amounts shall not be subject to the fulfillment of any disclosure or certification requirement with respect to the nationality, residence, status or identity of the recipient of the payment or the beneficial owner of the Bond and/or Coupons in question.

     The foregoing provisions, however, do not exempt a holder of a Bond or Coupon from any Taxes imposed or levied in a Taxing Jurisdiction and the Company shall not be obligated to remit funds and pay Additional Amounts on account of such Taxes if the holder of the Bond or Coupon is subject to taxation in or by a Taxing Jurisdiction for any reason other than his ownership of, or receipt of principal, premium (if any) or interest in respect of, the Bond or Coupon considered alone and without regard to any other factor such as (without limitation) such holder's past or present transactions with or relationship to the Company or the Taxing Jurisdiction.

     If at any time the Company (i) determines that it either is or will be obligated to pay Additional Amounts pursuant to this Section 5, or (ii) determines that it either is or will be prohibited from performing or observing any of its obligations under this Section 5, then the Company may, on giving not less than 60 days notice to FIRST CHICAGO S.A., redeem on any date thereafter, as a whole but not in part, the Bonds at the following percentages of the principal amount:


     102     %    in case of redemption prior to March 21, 1986

     101, 5  %    in case of redemption on or after March 21, 1986 but prior to
                  March 21, 1987

     101     %    in case of redemption on or after March 21, 1987 but prior to
                  March 21, 1988

     100, 5  %    in case of redemption on or after March 21, 1988 but prior to
                  March 21, 1989

     100     %    in case of redemption on or after March 21, 1989

     plus, in each case. the interest accrued until the date of redemption.

     Prior to the publication of notice of redemption of the Bonds pursuant to
     Section 11 hereof, the Company will deliver to FIRST CHICAGO S.A. a certificate of the Company (upon which FIRST CHICAGO S.A. may conclusively rely) stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to such right of the Company to redeem the Bonds have occurred.

     The Bonds called for redemption must be presented for repayment with all unmatured Coupons attached; the amount of missing unmatured Coupons will be deducted from the amount due for repayment, but such Coupons shall be paid upon subsequent presentation and surrender provided that payment thereof has not become barred by prescription in accordance with Swiss law.

     The interest on the Bonds is, in accordance with Swiss law at present in force, not subject to the Swiss Federal withholding tax.

6.   Status of the Bonds and Negative Pledge
     ---------------------------------------

     a)   Status of Bonds
          ---------------

          The Bonds and the Coupons constitute unsecured and unsubordinated obligations of the Company ranking equally and ratably (pari passu) with all other present and future unsecured indebtedness of the Company subject to statutory exceptions as provided for in the laws and regulations of the United States of America or any State thereof.

     b)   Limitation on Liens
          -------------------

          The Company covenants that, so long as any of the Bonds remain outstanding, it will not, nor will it permit any Subsidiary (as hereinafter defined) to, issue, assume or guarantee any Debt (as hereinafter defined) secured by any mortgage or other encumbrance ("mortgage") on any property of the Company or any Subsidiary or upon any shares of stock or indebtedness of any Subsidiary (whether such property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance, assumption or guaranty of any such Debt that the Bonds shall be secured equally and ratably with such Debt. For the purposes of this Section, the term "Subsidiary" shall mean any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation shall at the time be owned by the

          Company, or by the Company and one or more Subsidiaries, or by one or more Subsidiaries. The term "Debt" shall mean indebtedness for money borrowed.

          The foregoing restrictions shall not apply to Debt secured by (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Subsidiary; (ii) mortgages in favor of the Company or any Subsidiary:
          (iii) mortgages in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute: (iv) mortgages on property, shares of stock or indebtedness existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition of such property, shares of stock or indebtedness or the completion of construction for the purpose of financing all or any part of the purchase price thereof or construction thereon; (v) mortgages securing, directly or indirectly, obligations issued by a State, territory or possession of the United States, any political subdivision of any of the foregoing or the District of Columbia, or any instrumentality of any of the foregoing to finance the acquisition or construction of property; or (vi) any extensions, renewals or replacements, as a whole or in part, of any mortgage referred to in the foregoing clauses (i) to (v), inclusive; provided, however, that such extension, renewal or replacement
          --------  -------
          mortgage shall be limited to all or part of the same property, shares of stock or indebtedness that secured the mortgage extended, renewed or replaced (plus improvements on such property).

          Notwithstanding the foregoing provisions, the Company may, and the Company may permit a Subsidiary to, issue, assume, or guarantee Debt secured by mortgages not excepted in the covenants above without equally and ratably securing the Bonds provided, however, that the
                                                 --------  -------
          aggregate principal amount of all such secured Debt issued, assumed or guaranteed after March 21, 1985 and then outstanding, plus the principal amount of the secured Debt then being issued, assumed or guaranteed, and the aggregate amount of the Attributable Debt (as hereinafter defined) in respect of sale and lease-back arrangements, shall not exceed 5 percent of the Consolidated Net Tangible Assets (as hereinafter defined) of the Company and its consolidated Subsidiaries, as shown on the latest audited consolidated financial statements of the Company. "Attributable Debt" in respect of a sale and lease-back arrangement shall mean the lesser of (a) the fair value of the property subject to such arrangement (as determined by the Board of Directors of the

          Company) and (b) the present value (discounted at the U.S. dollar corporate base rate of The First National Bank of Chicago) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended); provided, however,
                                                              --------  -------
          that for the purposes of the limitations upon the Company and its Subsidiaries there shall not be deemed to be any Attributable Debt in respect of a sale and lease-back arrangement if the Company or a Subsidiary would, apart from the provisions of this paragraph, be entitled to issue, assume or guarantee Debt secured by a mortgage on the property involved in such arrangement without equally and ratably securing the Bonds. "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets less current liabilities, all as determined and consolidated in accordance with generally accepted accounting principles.

     c)   Limitation on Sale and Lease-Back
          ---------------------------------

          The Company covenants that, so long as any of the Bonds remain outstanding, it will not, nor will it permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any property (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Subsidiary to such person, unless (a) the Company or such Subsidiary would be entitled to issue, assume or guarantee Debt, secured by a mortgage on such property, in a principal amount equivalent to the Attributable Debt in respect of such arrangement without equally and ratably securing the Bonds, or (b) the Company shall apply or cause to be applied an amount in cash equal to the net proceeds of such sale to the retirement of Debt (other than Debt owned by the Company or any Subsidiary) which matures more than twelve months after the date of its creation, or shall apply such proceeds to investment in another property within a period not exceeding twelve months prior or subsequent to any such arrangement.

7.   Repayment in Event of Default
     -----------------------------

     FIRST CHICAGO S.A. shall have the right, but not the obligation, on behalf of the Bondholders, to declare the principal amount of the Bonds, together with accrued interest thereon and premium and Additional Amounts, if any, to be immediately due and payable, if any of the following events shall have occurred and be continuing (hereinafter called the "Events of Default") by sending to the Company by registered airmail a written notice thereof:

     a) The Company shall fail to pay principal and premium, if any, on the Bonds when due or shall be in default for a continuous period of 30 days in the payment of interest and/or Additional Amounts, if any, on the Bonds; or

     b) The Company shall be in default in the performance or the observance of any of the terms of the Bonds for a continuous period of 60 days; or

     c) The Company shall, with respect to indebtedness for money borrowed by it or assumed by it which exceeds in the aggregate US$ 10,000,000.--, default in the payment of any installment of interest and such default shall continue for the period of grace, if any, provided for therein, or shall default in the payment of any principal or premium, and the time for payment of such interest, principal or premium shall not have been effectively extended, and such default is in the opinion of FIRST CHICAGO S.A. materially prejudicial to the interest of the Bondholders, unless the Company is contesting in good faith its liability for the payment of the installment of interest or of principal or premium in question and shall have been advised by its counsel that it has a meritorious defense thereto: or

     d) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or its property, (ii) admit in writing its inability to pay its debts generally as they become due, (iii) make a general assignment for the benefit of its creditors or (iv) commence a voluntary case under the Federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or action shall be taken by it for the purpose of effecting any of the foregoing, or

     e) A decree or order by a court having jurisdiction shall have been entered and shall have continued undischarged and unstayed for 30 days, adjudging the Company bankrupt or insolvent, approving a petition seeking its reorganization under any bankruptcy, insolvency, reorganization or similar law, appointing a receiver, liquidator, trustee or assignee in bankruptcy or insolvency or sequestrator or similar official of it or of substantially all of its property or directing its liquidation or dissolution; or

     f) Any of the representations and warranties made by the Company under the Bond and Warrant Issue Agreement shall prove to have been untrue or incorrect in any material respect when made and such untruth or incorrectness is not remedied to the satisfaction of FIRST CHICAGO S.A. within 30 days after respective notice has been given to the Company; or

     g)   The Company shall be dissolved or liquidated.

     In acting hereunder, FIRST CHICAGO S.A. may in every respect rely on information received from the Company and the Principal Paying Agent.

8.   Merger, Sale or Transfer of Assets
     ----------------------------------

     All outstanding Bonds shall become due and payable at their principal amount plus accrued interest, upon 30 days notice to the Company by FIRST CHICAGO S.A., if the Company shall merge or consolidate with, or sell or convey all or substantially all of its assets to any other corporation, unless (a) either (A) the Company shall be the surviving corporation in the case of a merger or (B) the surviving, resulting or transferee corporation,
     (i) shall be a corporation organized under the laws of one of the States of the United States of America, (ii) shall expressly assume the due and punctual payment (including any Additional Amounts payable pursuant to Section 5 hereof) of all the Bonds, according to their tenor, and the due and punctual performance of all the covenants and obligations of the Company under the Bonds, the coupons and the terms and conditions of the Bonds by supplemental agreement satisfactory to FIRST CHICAGO S.A., provided that such surviving, resulting or transferee corporation shall also provide all necessary information to FIRST CHICAGO S.A. to enable FIRST CHICAGO S.A. to reapply on behalf of the surviving, resulting or transferee corporation for the admission and quotation of the Bonds so assumed on the Stock Exchanges of Zurich, Basle, Geneva and Berne under the then existing rules and regulations of such Stock Exchanges, including but not limited to the publication of a prospectus and other necessary publications, at the cost of the surviving, resulting or transferee corporation and (iii) shall agree to indemnify and hold harmless the holder of each Bond against any tax, assessment or governmental charge imposed on such holder by a jurisdiction other than the United States of America or any political subdivision or taxing authority thereof or therein which would not have been so imposed had such merger, consolidation, sale, conveyance, transfer or other disposition not been made, and unless (b) the Company or such surviving, resulting or transferee corporation, as the case may be, is not, immediately after such merger, consolidation, sale or conveyance, in default in the performance of any covenants or obligations of the Company under the Bonds or the terms and conditions of the Bonds. Upon any such merger, consolidation, sale, conveyance or assumption the surviving, resulting or transferee corporation shall succeed to and may exercise every right and power of and be subject to all the obligations of, the Company under the Bonds with the same effect as if such surviving, resulting or transferee corporation had been named as the Company herein, and the Company shall be released from its liability as obligor under the Bonds.

9.   Prescription
     ------------

     By virtue of the Statute of Limitations of Swiss law presently in force, payment of the Coupons shall become barred after a period of five years and the Bonds after a period of ten years, calculated from their respective due dates.

10.  Listing
     -------

     Application shall be made for the admission and listing of the Bonds on the Stock Exchanges of Zurich, Basle, Geneva and Berne.

11.  Notices
     -------

     All notices to the Bondholders and Couponholders regarding the Bonds and the Coupons shall be transmitted through FIRST CHICAGO S.A. in the event that all Bondholders and Couponholders are known to FIRST CHICAGO S.A. or, if this is not the case, shall be valid and effective if published by FIRST CHICAGO S.A. in the Feuille Officielle Suisse du Commerce and in at least one daily newspaper published in Zurich, Basle, Geneva and Berne, subject to the then prevailing regulations of the Swiss National Bank, if any.

     All notices to the Company by any Bondholder or Couponholder shall be transmitted through FIRST CHICAGO S.A. exclusively.

12.  Replacement of Bonds and Coupons
     --------------------------------

     Bonds or Coupons which are mutilated, lost, stolen or destroyed may be replaced at the offices of the Principal Paying Agent against payment of such costs as may be incurred in connection with the replacement and on such terms as to evidence and indemnity as the Company and the Principal Paying Agent may require and, in the case of mutilation, upon surrender of the mutilated Bonds or Coupons. In the case of loss or theft, the provisions of Swiss law regarding the loss or theft of bearer instruments will apply.

13.  Representation of the Bondholders
     ---------------------------------

     FIRST CHICAGO S.A. agrees to act as representative of the Bondholders in the sense of Article 1158 of the Swiss Code of Obligations. If at any time during the life of the Bonds FIRST CHICAGO S.A. shall resign or shall be incapable of fulfilling its function as representative of the Bondholders, the Bondholders expressly agree to the same replacement procedure as provided for in Section 4 for the Principal Paying Agent.

14.  Currency Indemnity
     ------------------

     In the event that any sum due from the Company with respect to the Bonds has to be converted from Swiss Francs (the "first currency") into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Company, (ii) obtaining on order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Company shall indemnify and hold harmless the Bondholders from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which FIRST CHICAGO S.A., on behalf of the Bondholders, may in the ordinary course of business purchase the first currency with the second currency on the date or dates of receipt by FIRST CHICAGO S.A. of any sum paid in satisfaction in whole or in part of any such order, judgment, claim or proof.

15.  Applicable Law and Jurisdiction
     -------------------------------

     The terms, conditions and form of the Bonds and Coupons shall be subject to, governed by and construed in accordance with Swiss law. Any dispute which might arise between the Bondholders on the one hand and the Company on the other hand regarding the Bonds and/or the Coupons shall be settled in accordance with Swiss law and falls within the jurisdiction of the Ordinary Courts of the Canton of Geneva, the place of jurisdiction being Geneva, with the right of recourse to the Swiss Federal Court of Justice in Lausanne. Solely for that purpose and for the purpose of enforcement in Switzerland, the Company elects legal and special domicile at FIRST CHICAGO S.A., 6, Place des Eaux-Vives, 1211 Geneva 6, Switzerland, which shall forthwith notify the Company of any communication received under this Section.

     The above-mentioned courts shall also have exclusive jurisdiction for the annulment (declaration of cancellation) and the subsequent replacement of stolen, lost, defaced or destroyed Bonds or Coupon sheets and for the appropriate measures regarding lost, stolen, misplaced or destroyed single Coupons. Payments made to any person recognized as the rightful Bondholder or Couponholder in accordance with the enforceable decision of a Swiss Court shall effect a final and absolute discharge of the obligations of the Company with respect of such Bond or Coupon.

     Notwithstanding the above, the Bondholders shall, to the extent permitted by local law, have the right to enforce their rights and to take legal action before the competent Federal or State Courts in the United States of America, in which case Swiss law shall remain applicable with respect to the terms and conditions of the Bonds and Coupons.

                                                                         ANNEX C


                     [Letterhead of Bingham, Dana & Gould]


                                 March __, 1985



Dennison Manufacturing Company
275 Wyman Street
Waltham, MA  02254

First Chicago S.A.
65 Rue du Rhone
1211-Geneva 3
Switzerland

Gentlemen:

     Re:  Issue of SFr 100,000,000 Principal Amount
          of     % Bearer Bonds and Related Warrants
          ------------------------------------------

     We have acted as United States counsel for Dennison Manufacturing Company, a Nevada corporation (the "Company"), in connection with the issuance and sale by the Company of Swiss francs 100,000,000 aggregate principal amount of the Company's ___% Bonds (the "Bonds") pursuant to the Bond and Warrant Issue Agreement dated February 27, 1985 (the "Agreement") among First Chicago S.A. as representative of the members of the Consortium listed therein (the "Consortium"), the members of the Consortium and the Company and _____________ bearer warrants (the "Warrants") to purchase an aggregate of ________ shares of the Company's U.S. $1 par value common stock (the "Common Stock") pursuant to the Warrant Agreement dated February 27, 1985 (the "Warrant Agreement") between the Company and First Chicago S.A. The Bonds, which will be issued solely as bearer bonds in denominations of Swiss francs 5,000 and Swiss francs 100,000 and each of which initially will have _____ Warrants attached (if in the SFr 5,000 denomination) and _______ Warrants attached (if in the SFr 100,000 denomination), were sold by the members of the Consortium in a public offering in Switzerland. A Global Bond in the principal amount of Swiss francs 100,000,000 (the "Global Bond") and a Global Warrant Certificate representing _______ Warrants (the "Global Warrant") are being issued by the Company to First Chicago S.A. at the Closing today, and definitive Bonds and Warrants are to be made available to the holders of interests therein on or after June 24, 1985.

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 2

     The Bonds and the Agreement are stated to be governed by Swiss law. The Warrant Agreement and the Warrants are stated to be governed by the laws of the Commonwealth of Massachusetts. First Chicago S.A., and various other Swiss banking institutions will be exclusive paying agents with respect to the Bonds and First Chicago S.A. will be the sole warrant agent with respect to the Warrants. All payments to be made on or in respect of the Bonds are payable in Swiss francs solely upon presentation of the Bonds and/or related Coupons at the offices of the paying agents in Switzerland. Each Bond and Coupon will carry the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code. "

     The Bonds and Warrants were to be issued and sold in the manner described in the related Prospectus dated February __, 1985 (the "Prospectus"), the Agreement and in various other documents delivered at the Closing today. For all purposes of this opinion we are relying exclusively on the representations and covenants of members of the Consortium that the Bonds and Warrants were and are to be issued and sold as described in the Prospectus, the Agreement and such other documents. The members of the Consortium have agreed that during specified periods they will not, and have caused purchasers from them to agree that they will not, offer, sell or deliver any of the Bonds or Warrants, directly or indirectly, to or for the account of any U.S. Person (as defined in the Agreement) or offer, sell or deliver any of the Bonds or Warrants in the United States of America (including its territories and possessions).
Definitive Bonds and Warrants are not deliverable to or for the account of any person until after the expiration of a 90 day period after the Closing. In addition, we have relied on the letter to us from First Chicago S.A. dated February __, 1985, and assume for purposes of this opinion that any "when-issued" market developed prior to June 24, 1985, will have the characteristics therein described.

     This opinion is furnished to you pursuant to Article IV(1)(H) of the Agreement. Terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     In connection with this opinion we have examined the Company's Restated Articles of Incorporation, its by-laws, the resolutions of its Board of Directors adopted on February 8, 1985, definitive forms of the Agreement, Warrant Agreement, Prospectus, certificates of public officials and such other documents as were delivered at today's Closing or which we have deemed otherwise pertinent to this opinion. We have assumed the genuineness of all documents purporting to be originals, the conformity to the originals of all documents purporting to be copies and the authenticity and authority of all signatures and signatories not known to us. We have assumed that each of the Agreement and the Warrant Agreement constitutes the valid and binding obligation of each party thereto other than the Company. As to all factual matters we have relied on the representations and undertakings of the parties as set forth in the Agreement, Warrant Agreement, Prospectus and the certificates and other documents delivered at today's Closing.

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 3

     The opinions set forth below are limited to such matters as may be governed by the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. As to all matters governed by Swiss law you and we are relying exclusively on the opinion of von Erlach & Partners delivered to you today, and as to all matters governed by the laws of the State of Nevada, you and we are relying exclusively on the opinion of Woodburn, Wedge, Blakey and Jeppson, also delivered to you today.

     As used in this opinion, the qualifying phrase "to the best of our knowledge" means that nothing has come to our attention in the course of performing legal services for the Company in connection with this offering or in connection with the referenced matter; we have undertaken no special review or investigation in connection with rendering this opinion with respect to any matter so qualified.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and authority to own its property and assets and to conduct the business or businesses in which it is engaged as described in the Prospectus.

     2. The Agreement, the Warrant Agreement, the definitive Bonds, the Global Bond, the definitive Warrants and the Global Warrant have been duly and validly authorized by the Company; the Agreement, the Warrant Agreement, the Global Bond, and the Global Warrant have been duly executed and delivered by the Company and are, and the definitive Bonds and definitive Warrants, when executed and delivered by the authorized officers of the Company, will be, valid and binding instruments enforceable against the Company in accordance with their terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles limiting the availability of equitable remedies.

     3. The shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Warrant Agreement, will have been duly and validly issued and will be fully paid and nonassessable.

     4. The holders of the outstanding shares of Common Stock have no preemptive or other rights to subscribe for or purchase the Bonds, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants.

     5. To the best of our knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company which in our judgment (relying for this purpose entirely on the opinions

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 4

of other counsel as to all cases not under our direct control) appears to have a significant likelihood of a judgment, decree or award having a material adverse effect on the consolidated financial condition of the Company and its subsidiaries.

     6. Neither the issuance and sale of the Bonds and Warrants in the manner contemplated by the Agreement, the Warrant Agreement, the Distribution Agreement and the Prospectus nor the performance of the Agreement, the Warrant Agreement, the Bonds or the Warrants will conflict with, result in a breach of, or constitute a default under any Massachusetts or federal United States of America statute, the By-laws or the Restated Articles of Incorporation of the Company, or, to the best of our knowledge, the terms of any agreement or instrument known to us and to which the Company is a party or by which it is bound or of any order of any court or governmental agency, authority or body or of any arbitrator having jurisdiction over the Company.

     7. No registration of the Bonds or Warrants under the United States Securities Act of 1933, as amended (the "Securities Act"), no qualification of an indenture under the United States Trust Indenture Act of 1939, and no registration of the Company and no filing or similar action under the United States Investment Company Act of 1940, are required for the offer and sale of the Bonds and Warrants in the manner contemplated by the Agreement, the Warrant Agreement and the other documents delivered at today's Closing, since such manner is reasonably designed to ensure that the Bonds and Warrants will be sold (or resold in connection with the original issue thereof) outside of the United States of America and only to persons who are not U.S. Persons. We express no opinion, however, as to when and under what circumstances any Bond or Warrant may be reoffered and resold in the United States of America or to U.S. Persons and we note that Section 13 of the Warrant Agreement requires the Company to cause the shares of Common Stock issuable upon exercise of the Warrants to be registered under the Securities Act. Such shares may not be offered or sold in the United States of America or to U.S. Persons unless such registration has been effected or unless an exemption from such registration is at the time available.

     8. In the course of the preparation of the Agreement, the Warrant Agreement and the Prospectus, we have participated in certain conferences with certain of the Company's officers, in which representatives of and legal counsel to First Chicago S.A. also participated. We have relied upon the statements and opinions of officers of the Company, as to all matters of fact, as to the materiality of information which was or was not included in the Prospectus. Referring to our examination of the Agreement, the Warrant Agreement and the Prospectus, our discussions during the above-mentioned conferences and such reliance, we hereby confirm to you that to the best of our knowledge, none of the Agreement, the Warrant Agreement or the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which no views are expressed) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. We note, however,

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 5

that in conformity with what we understand to be Swiss practices, the information relating to the Company contained in the Prospectus is considerably less, and presented in a form considerably more condensed, than that which would normally be included in offering materials intended for distribution in the United States of America or to U.S. Persons.

     9. Subject to the discussion of "backup" withholding in paragraph 10 below:

          (a) Payments of amounts due on the Bonds, made in Switzerland by the Company or by any paying agent on its behalf to any United States Alien holder (as hereinafter defined), will not, under existing law, be subject to any withholding of tax at source pursuant to the federal laws of the United States of America ("United States withholding tax") unless such payments are made (i) to certain affiliates of the Company, (ii) to actual or constructive shareholders of 10% or more of the total combined voting power of all classes of stock of the Company or (iii) to banks which acquire the Bonds as an extension of credit to the Company made pursuant to a loan agreement entered into in the ordinary course of such bank's trade or business (collectively, "Unqualified Holders");

          (b) income or gain realized by a United States Alien holder (other than an Unqualified Holder) upon the sale, exchange or redemption of a Bond will not be subject to United States withholding tax; and

          (c) a Bond held by an individual who at the time of such individual's death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual is not actually or constructively a 10% (or more) shareholder of the Company.

     10. (a) A 20% "backup" United States withholding tax and information reporting requirements apply to certain interest, premium (if any) and principal payments on an obligation, and of proceeds of the sale of an obligation before maturity, payable to certain noncorporate United States holders thereof. However, under current United States Treasury Department regulations, "backup" United States withholding tax and information reporting will not apply to payments on the Bonds made outside the United States by the Company or any paying agent thereof to a United States Alien holder (other than an Unqualified Holder). Payment will not be considered to be made outside the United States if paid to a United States address, whether by mail or electronic transfer.

          (b) In addition to "backup" United States withholding tax and information reporting as applied to the Company and its paying agents, existing United States Treasury Department regulations relating to "backup" United States withholding tax and information reporting apply in certain circumstances to custodians, nominees and other agents of the owners of obligations such as the Bonds.

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 6

               (i) If a payment on a Bond is collected by a foreign (that is, non-United States) office of a foreign custodian, foreign nominee or other foreign agent acting on behalf of the beneficial owner of the Bond, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Department regulations) pays the proceeds of the sale of a Bond to the seller thereof, "backup" United States withholding tax and information reporting will not apply to such payments.

               (ii) However, if such nominee, custodian, agent or broker is a United States person or a controlled foreign corporation under United States tax law, or derives 50% or more or its gross income for certain periods from the conduct of a trade or business in the United States, such custodian, nominee, agent or broker will under current law be subject to information reporting unless it has documentary evidence in its records that the beneficial owner of the Bond is not a U.S. person for United States tax purposes and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Such custodian, nominee, agent or broker will not be subject to backup withholding under current U.S. law, although the United States Treasury Department has indicated that the possible application of "backup" United States withholding tax in this context is still under consideration.

               (iii) If a payment on a Bond is collected by the United States office of a custodian, nominee or agent, or if a United States office of a broker pays the proceeds of a sale of a Bond to the seller thereof, "backup" United States withholding tax and information reporting will apply unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

These backup withholding and information reporting rules are under review by the United States Treasury Department, and their application to the Bonds could be changed by future regulations.

     11. For purposes of the paragraphs 9 and 10 above, the term "United States Alien" means a person who, as to the United States of America (including its territories and possessions), is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

                                    Yours very truly,


                                    BINGHAM, DANA & GOULD

                                                                         ANNEX D


              [Letterhead of Woodburn, Wedge, Blakey and Jeppson]


                                 March   , 1985


Dennison Manufacturing Company
275 Wyman Street
Waltham, MA  02254

First Chicago S.A.
65 Rue du Rhone
1211-Geneva 3
Switzerland

Gentlemen:

     Re:  Issue of SFr_________ Principal Amount of
               % Bearer Bonds and Related Warrants
            -----------------------------------------

     We have acted as United States counsel for Dennison Manufacturing Company, a Nevada corporation (the "Company"), in connection with the issuance and sale by the Company of Swiss francs ___________ aggregate principal amount of the Company's ___% Bonds (the "Bonds") pursuant to the Bond and Warrant Issue Agreement dated February __, 1985 (the "Agreement") among First Chicago S.A. as representative of the members of the Consortium listed therein (the "Consortium"), the members of the Consortium and the Company and __________ bearer warrants (the "Warrants") to purchase an aggregate of _____ shares of the Company's U.S. $1 par value common stock (the "Common Stock") pursuant to the Warrant Agreement dated February __, 1985 (the "Warrant Agreement") between the Company and First Chicago S.A. The Bonds, which will be issued solely as bearer bonds in denominations of Swiss francs 5,000 and Swiss francs 100,000 and each of which initially will have ______ Warrants attached (if in the SFr 5,000 denomination) and ______ Warrants attached (if in the SFr 100,000 denomination), were sold by the members of the Consortium in a public offering in Switzerland. A Global Bond in the principal amount of Swiss francs ____ (the "Global Bond") and a Global Warrant Certificate representing _____ Warrants (the "Global Warrant") are being issued by the Company to First Chicago S.A. at the Closing today, and definitive Bonds and Warrants are to be made available to the holders of interests therein on or after June __, 1985.

     The Bonds and the Agreement are stated to be governed by Swiss law. The Warrant Agreement and the Warrants are stated to be governed by the laws of the Commonwealth of Massachusetts.

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 2

     This opinion is furnished to you pursuant to Article IV(1)(H) of the Agreement. Terms not otherwise defined herein shall have the meanings set forth in the Agreement.

     In connection with this opinion we have examined the Company's Restated Articles of Incorporation, its by-laws, the resolutions (the "Resolutions") of its Board of Directors adopted on February 8, 1985, definitive forms of the Agreement, Warrant Agreement, Prospectus, certificates of public officials and such other documents which we have deemed otherwise pertinent to this opinion. We have assumed the genuineness of all documents purporting to be originals, the conformity to the originals of all documents purporting to be copies and the authenticity and authority of all signatures and signatories not known to us.
We have assumed that each of the Agreement and the Warrant Agreement constitutes the valid and binding obligation of each party thereto other than the Company. As to all factual matters we have relied on the representations and undertakings of the parties as set forth in the Agreement, Warrant Agreement and Prospectus. We, however, did not attend today's Closing in Switzerland or observe the Company's execution of any document.

     The opinions set forth below are limited to such matters as may be governed by the laws of the State of Nevada. As to all matters governed by Swiss law you and we are relying exclusively on the opinion of von Erlach & Partners delivered to you today, and as to all matters governed by the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America, you and we are relying exclusively on the opinion of Bingham, Dana & Gould, also delivered to you today.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the corporate power and authority to own its property and assets and to conduct the business or businesses in which it is engaged as described in the Prospectus.

     2. The Agreement, the Warrant Agreement, the definitive Bonds, the Global Bond, the definitive Warrants and the Global Warrant have been duly and validly authorized by the Company; the Agreement, the Warrant Agreement, the Global Bond, and the Global Warrant will have been duly executed and delivered by the Company when executed and delivered by any of the officers referred to in the Resolutions and are, and the definitive Bonds and the definitive Warrants, when so executed and delivered by the Company, will be, valid and binding instruments enforceable against the Company in accordance with their terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles limiting the availability of equitable remedies.

Dennison Manufacturing Company
First Chicago S.A.
March ___, 1985
Page 3

     3. The shares of Common Stock issuable upon the exercise of the Warrants have been duly and validly authorized and reserved for issuance upon such exercise and, when issued upon such exercise in accordance with the terms of the Warrant Agreement will have been duly and validly issued and will be fully paid and nonassessable.

     4. The holders of the outstanding shares of Common Stock have no preemptive or other rights to subscribe for or purchase the Bonds, the Warrants or the shares of Common Stock issuable upon exercise of the Warrants.

                                    Yours very truly,



                                    WOODBURN, WEDGE, BLAKEY AND
                                     JEPPSON

               [Letterhead of WHITE & CASE, New York, New York]


                                                                         ANNEX E



                                                                  March __, 1985


re   Dennison Manufacturing Company
     % Bonds 1985-19   with Warrants
     -------------------------------


First Chicago S.A.
65, Rue du Rhone
1211 Geneva, 3
Switzerland

Dear Sirs:

          We have acted as United States counsel for you and other members of the purchasing consortium in connection with (a) the Bond and Warrant Issue Agreement (the "Bond and Warrant Issue Agreement") dated February __, 1985 among Dennison Manu facturing Company (the "Company") on the one hand and you and the other members of such consortium on the other hand, (b) the Warrant Agreement (the "Warrant Agreement") dated February __, 1985 between the Company and you, as Warrant Agent, and (c) the sale by the Company on this date pursuant to the Bond and Warrant Agreement of Swiss francs __________ principal of its ____% Bonds 1985-19__ (the "Bonds"), with __________ Warrants expiring February __, 19__ (the "Warrants"), issued under the Warrant Agreement, to purchase ____ shares of the Company's Common Stock, par value $1 per share.

          In this connection we have examined such certificates and documents and made such investigations and analyses as we have considered relevant and necessary as a basis for our opinions hereinafter set forth. We have relied upon the representations and warranties of the Company set forth in the Bond and Warrant Issue Agreement with respect to the accuracy of material factual matters contained therein. We have assumed the genuiness of all signatures and the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as photo-reproduced copies. Insofar as the laws of the Commonwealth of Massachusetts and the State of Nevada are involved in the conclusions set forth in paragraph 2 below, we have relied upon the opinions submitted to you by Messrs. Bingham, Dana & Gould and Messrs. Woodburn, Wedge, Blakey and Jeppson, respectively, and as to matters of Swiss law involved therein, we have relied upon the opinion submitted to you by Messrs. von Ehrlach and Partners. With respect to the opinion set forth in paragraph 1 below, we point out that, although not all of the requirements of the several no-action letters issued by the Securities and Exchange

Commission (the "SEC"), interpreting Release No. 4708 (relating to foreign offerings) of the SEC have been met, we believe that the totality of the circumstances, covenants and documentation relating to the issuance and distribution of the Bonds and Warrants, the legend appearing on the Bonds, the income tax disadvantages inhering in ownership of Bonds by United States persons and the fact that the Bonds and Warrants are not separately transferable for ninety-five days support the opinion set forth in such paragraph.

          Based upon the foregoing, we are of the opinion that:

          1. No registration of the Bonds or Warrants under the Securities Act of 1933, no qualification of an indenture under the Trust Indenture Act of 1939, no registration of the Company and no filing or other similar action under the Investment Company Act of 1940 are required for the offer and sale of the Bonds or Warrants (in both temporary global or definitive form), in the manner contemplated by the applicable preliminary prospectus dated February 13, 1985, the Bond and Warrant Issue Agreement and the Warrant Agreement. We express no opinion, however, as to when and under what circumstances the Bonds or Warrants may be reoffered or resold in the United States or to residents or nationals thereof.

          2. The Bond and Warrant Issue Agreement, the Warrant Agreement, the Bonds temporary in global and definitive form, and the Warrants in temporary global and definitive form, have been duly and validly authorized by the Company, and assuming due execution and delivery thereof by authorized officers of the Company, constitute (or in the case of the Bonds and Warrants hereafter issuable in definitive form, will constitute) valid and binding instruments of the Company in accordance with their respective terms.

                                    Very truly yours,

                  [Letterhead of von ERLACH & PARTNER, Zurich]


                                                                         ANNEX F


                                    First Chicago S.A.
                                    6, Place des Eaux-Vives
                                    P.O. Box

                                    1211  Geneva  6


                                    Zurich, March 21, 1985



Dear Sirs:

You have asked us to render an opinion in connection with the Issue of Bonds 1985-1997 with Warrants in the amount of Sfr. 100,000,000.-- by Dennison Manufacturing Company, Framingham, Massachusetts, U.S.A.

For purposes of our opinion we have examined executed copies of the following documents (hereinafter called the "Documents"):

-- the Bond and Warrant Issue Agreement among Dennison Manufacturing Company of the first part and First Chicago S.A. (Lead-Manager) and several financial institutions of the second part, dated February 27, 1985 (hereinafter the "Bond and Warrant Issue Agreement");

-- Annex B to the Bond and Warrant Issue Agreement (hereinafter the "Terms of the Bonds");

-- Annex G to the Bond and Warrant Issue Agreement (hereinafter the "Global Bond Certificate");

-- the Paying Agency Agreement among Dennison Manufacturing Company of the first part and Swiss Volksbank and several financial institutions of the second part, dated February 27, 1985 (hereinafter the "Paying Agency Agreement").

Terms defined in any of the Documents shall have the same meanings when used herein.

Our opinion is limited to Swiss law, as presently in force. It does not cover Swiss cantonal laws or regulations which may apply to anyone of the Banks at their respective domiciles. Moreover, we do not express an opinion on matters of the laws of the United States of America or any State thereof or of any other jurisdiction insofar as such laws may affect the rights and obligations of the respective parties under the Documents. We have assumed that there is nothing in the laws of the United States of America or any State thereof and of any other jurisdiction which would influence or impair our opinion.

We assume that the Documents have been validly executed by, and that the transactions envisaged in the Documents are within the legal powers of Dennison Manufacturing Company (hereinafter the "Company").

Our opinion expressed below does not mean or imply that the agreements contained in the Documents will be enforced in all circumstances or that remedies will be available in any case. In particular we would observe that:

(i) enforcement may be limited by bankruptcy, insolvency, liquidation, re-organization and other laws of general application relating to or affecting the rights of creditors;

(ii) enforcement may be limited by general principles of good faith (Art. 2 of the Swiss Civil Code);

(iii) claims may become barred by the statute of limitations or may be or become subject to defenses of set-off or counter-claim.

We do not express an opinion on whether the Bonds and Warrants issued pursuant to the terms of the Bond and Warrant Agreement will be listed on the Swiss Stock Exchanges.

Subject to the assumptions and limitations set forth above, we are of the opinion that:

1. The Bond and Warrant Issue Agreement and the Paying Agency Agreement are valid and create legally binding obligations of the Company.

2. The Global Bond Certificate constitutes a valid security, which embodies binding obligations of the Company as set forth in its terms.

3. The definitive Bonds in the form of Annex B to the Bond and Warrant Issue Agreement, when duly executed (in facsimile), issued and delivered pursuant to the Bond and Warrant Issue Agreement against cancellation of the Global Bond Certifi cate, will constitute valid securities, which embody binding obligations of the Company as set forth in their terms.

4. The making and execution of the Bond and Warrant Issue Agreement and the Paying Agency Agreement and the issue of the Bonds and the Warrants thereunder do not and will not violate any present laws or regulations of Switzerland. Other than the consent from the Swiss National Bank dated February 12, 1985 no authorization or approval of, or filing with, any court or governmental or regulatory body of Switzerland is required in connection with the execution and delivery of the Bond and Warrant Issue Agreement and the Paying Agency Agreement.

5. Under applicable Swiss law the consent of the Company to the jurisdiction of Swiss courts contained in the Bond and Warrant Issue Agreement and in the Paying Agency Agreement are valid and binding and not subject to revocation.

6. In connection with the transactions contemplated by the Documents the following Swiss stamp taxes are or will be levied:

     (i) Upon purchase of the Bonds by the Consortium, the Swiss Federal and Geneva Cantonal Tax on Negotiation of Securities of 0,315 per cent, calculated on the proceeds of such Bonds minus the management fee and the underwriting and placement commissions;

     (ii) Upon resale of the Bonds by the Consortium to subscribers, the Swiss Federal Tax on Negotiations of Securities of 0,3 per cent calculated on the proceeds of the sale of the Bonds;

     (iii) Upon exercise of the Warrants, the Swiss Federal Tax on Negotiation of Securities of 0,3 per cent calculated on the Exercise Price.

     Under Swiss tax laws as presently in force no further taxes are levied (except for income, capital and/or net worth taxes applicable to the holders of Bonds and Warrants) in connection with any of the transactions contemplated by the Documents; provided, however, that we do not express an opinion on tax consequences which the trading in Bonds, Warrants or Shares purchasable through Warrants after the issuance thereof may have for the parties involved.

                                    Yours faithfully,

                              Hans Wille        Beat von Rechenberg

                                                                         ANNEX G


                 G L O B A L   B O N D   C E R T I F I C A T E
                 ---------------------------------------------


This Global Bond Certificate has not been and will not be registered under the Securities Act of 1933 of the United States of America.

Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165 (j) and 1287 (a) of the Internal Revenue Code. For the purposes of this Global Bond Certificate a "United States Person" includes any national or resident of the United States of America (including any corporation, partnership or other entity organized under the laws thereof or any political subdivision thereof and any estate or trust which is subject to United States federal income taxation regardless of the source of its income.

                    DENNISON MANUFACTURING COMPANY
                    (a statutory corporation of the
                    State of Nevada, U.S.A.)


               5 1/8% Swiss Franc Bonds 1985-1997
               -----
               of Swiss Francs 100'000'000.--
               due March 21, 1997


                      BOND OF SWISS FRANCS 100'000'000.--
                      -----------------------------------

Dennison Manufacturing Company, Waltham, Massachusetts, U.S.A., hereby promises to pay to the holder of this Global Bond Certificate on March 21, 1997 (or on such earlier date as the principal sum hereinafter mentioned may become repayable in accordance with the terms and conditions of the Bond and Warrant Issue Agreement hereinafter mentioned) upon presentation and surrender of this Bond at the offices of First Chicago S.A., 6, place des Eaux-Vives, 1207 Geneva, the aggregate principal amount of Swiss Francs 100'000'000.--(one hundred million Swiss Francs), and interest thereon at 5 1/8% per annum subject to and in accordance with the terms and conditions of a Bond and Warrant Issue Agreement dated as of February 27, 1985, between Dennison Manufacturing Company, Framingham, Massachusetts, U.S.A. of the first part and First Chicago S.A., Nordfinanz-Bank Zurich, Kredietbank (Suisse) S.A., Clariden Bank, Lloyds Bank International Ltd., Amro Banque et Finance, Armand von Ernst & Cie AG, Banco di Roma per la Svissera, Banque Generale Du Luxembourg (Suisse) S.A.,